Company Contact:	Investor Relations Contact:
Mr. Richard F. Fitzgerald	Hayden IR
Chief Financial Officer	Brett Maas
TechPrecision Corporation	Phone: 1-646-536-7331
Tel: 1-484-693-1702	Email: brett@haydenir.com
Email: Fitzgeraldr@techprecision.com	Website: www.haydenir.com
Website: www.techprecision.com

FOR IMMEDIATE RELEASE

TechPrecision Corporation Reports Full-Year and

Fourth Quarter 2015 Financial Results

Wayne, PA – June 29, 2015 – TechPrecision Corporation (OTCQB: TPCS) (“TechPrecision” or “the Company”), an industry leading global manufacturer of precision, large-scale fabricated and machined metal components and tested systems with customers in the defense, energy and precision industrial sectors, today reported financial results for the fourth quarter and full-year periods of fiscal year 2015, the periods ended March 31, 2015.

Year-end Recap

“Recapping our turnaround activities in fiscal year 2015, we sharply focused on productivity initiatives, realignment of resources, and top line growth with key customers,” stated Alexander Shen, TechPrecision’s Chief Executive Officer.  “As a result, we have improved profitability on a sales volume that was 13% lower than last year. We ended fiscal year 2015 with a 26% year over year decrease in selling, general, and administrative expense, and a positive gross margin of 13% compared to a negative gross margin of 3.5% for the previous year. Also, we achieved a key milestone in successfully refinancing our legacy bank debt through two separate financing events with asset based lenders, enabling us to eliminate certain liquidity risks associated with defaults under our legacy bank covenants, giving us the time and flexibility to rebuild our business with a more optimal mix of customers and customer orders.”

“Moving forward, the key is to maintain the sharp focus that got us to this point of our recovery. We plan to increase our backlog and focus on new business contracts with our core customers which utilize our core competencies in custom, large scale, high precision fabrication and machining  and leverage our established expertise, certifications, and qualifications in the defense, nuclear, energy, and precision industrial sectors. We must continue to execute and maintain operational run rate improvements to improve gross margins and increase the amount of cash generated from operations.”

Fourth Quarter Fiscal Year 2015 (Q4 FY15) Summary: Three Months Ended March 31, 2015

•	Net sales increased 9% to $3.9 million in Q4 FY15 compared to $3.6 million in Q4 FY14.

•
Cost of sales decreased by $3.2 million in Q4 FY15 compared to Q4 FY14.  The higher level of cost of sales in Q4 FY14 was primarily driven by $3.1 million of contract losses recorded during that quarter.

•	Gross profit was $0.9 million or 22% of revenue for Q4 FY15 compared to a gross loss of $2.65 million or (74%) of revenue in Q4 FY14.

•	Selling, general and administrative expenses decreased 9% to $1.3 million in Q4 FY15 compared to $1.4 million in Q4 FY14.

•
The Company continues a process to recover some of the contract losses recorded last year; however, this effort is now governed by a customer’s Chapter 11 bankruptcy proceeding which adds uncertainty to both the timeframe and degree of recovery that might be ultimately achieved.

•	Net loss was $0.7 million for Q4 FY15 compared to a net loss of $4.1 million in Q4 FY14.

Fiscal Year 2015 (FY15) Summary: 12 Months Ended March 31, 2015

•	For FY15, net sales decreased 13% or $2.8 million to $18.2 million compared to $21.1 million in FY14.

•	Gross margin was 13% for FY15 compared to a negative 3.5% gross margin in FY14.

•	Selling, general and administrative expense decreased 26% to $4.5 million in FY15 compared to $6.1 million in FY14.

•	Loss from operations was $2.2 million for FY15 compared to $6.8 million in FY14.

•	Net loss was $3.6 million for FY15 compared to a net loss of $7.1 million in FY14.

Balance Sheet Summary

At March 31, 2015, TechPrecision had negative working capital of $2.1 million compared with negative working capital of $2.0 million, at March 31, 2014. As of March 31, 2015, the Company had $1.3 million in cash and cash equivalents compared to $1.1 million at March 31, 2014. The Company’s backlog at March 31, 2015 was $14.3 million compared to an adjusted backlog of $17.4 million, at March 31, 2014, that excludes orders cancelled by a customer that filed for bankruptcy subsequent to March 31, 2014.

Teleconference Information

The Company will hold a conference call at 4:30 p.m. Eastern (U.S.) time on Monday, June 29, 2015. To participate in the live conference call, please dial 1-877-407-8133 five to 10 minutes prior to the scheduled conference call time. International callers should dial 1-201-689-8040. When prompted by the operator, mention Conference Passcode 13613205.

A replay will be available for one month starting on Monday, June 29, 2015 at 7:30 p.m. Eastern (U.S.) time. To access the replay, dial 1-877-660-6853 or 1-201-612-7415. When prompted, enter Conference Passcode 13613205.

The call will also be available live by webcast at TechPrecision’s website, www.techprecision.com, and will also be available over the Internet and accessible at http://www.investorcalendar.com/IC/CEPage.asp?ID=174110.

About TechPrecision Corporation

TechPrecision Corporation, through its wholly owned subsidiaries, Ranor, Inc. and Wuxi Critical Mechanical Components Co., Ltd., manufactures large-scale, metal fabricated and machined precision components and equipment globally. These products are used in a variety of markets including: alternative energy (Solar and Wind), medical, nuclear, defense, industrial, and aerospace. TechPrecision’s goal is to be an end-to-end global service provider to its customers by furnishing customized and integrated “turn-key” solutions for completed products requiring custom fabrication and machining, assembly, inspection and testing. To learn more about the Company, please visit the corporate website at http://www.techprecision.com. Information on the Company’s website or any other website does not constitute a part of this press release.

Safe Harbor Statement

This release contains certain "forward-looking statements" relating to the business of the Company and its subsidiary companies. These forward-looking statements are often identified by the use of forward-looking terminology such as "believes,” expects" or similar expressions. Such forward-looking statements involve known and unknown risks and uncertainties that may cause actual results to be materially different from those described herein as anticipated, believed, estimated or expected. Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The company’s actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including the Company’s ability to generate business from long-term contracts rather than individual purchase orders, its dependence upon a limited number of customers, its ability to successfully bid on projects, and other risks discussed in the company’s periodic reports that are filed with the Securities and Exchange Commission and available on its website (www.sec.gov). All forward-looking statements attributable to the Company or to persons acting on its behalf are expressly qualified in their entirety by these factors other than as required under the securities laws. The Company does not assume a duty to update these forward-looking statements.

-- Tables Follow --

TECHPRECISION CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months ended March 31,		Years ended March 31,
	2015	2014	2015	2014
Net sales	$3,921,319	$3,608,202	$18,233,214	$21,068,063
Cost of sales	3,041,189	6,260,181	15,925,742	21,799,856
Gross (loss) profit	880,130	(2,651,979)	2,307,472	(731,793)

Selling, general and administrative	1,289,607	1,424,189	4,533,181	6,112,909
Loss from operations	(409,477)	(4,076,168)	(2,225,709)	(6,844,702)
Other income (expense)	(3,610)	17,458	(4,633)	874
Interest expense	(313,669)	(222,059)	(1,514,465)	(440,634)
Interest income	25	161	121	3,598
Total other expense	(317,254)	(204,440)	(1,518,977)	(436,162)

Loss before income taxes	(726,731)	(4,280,608)	(3,744,686)	(7,280,864)
Income tax benefit	(8,107)	(185,473)	(160,505)	(185,473)
Net loss	$(718,624)	$(4,095,135)	$(3,584,181)	$(7,095,391)
Net loss per share (basic)	$(0.03)	$(0.19)	$(0.15)	$(0.34)
Net loss per share (diluted)	$(0.03)	$(0.19)	$(0.15)	$(0.34)
Weighted average number of shares outstanding (basic)	24,669,958	21,222,166	24,120,402	20,776,914
Weighted average number of shares outstanding (diluted)	24,669,958	21,222,166	24,120,402	20,776,914

TECHPRECISION CORPORATION
CONSOLIDATED BALANCE SHEETS

	March 31, 2015	March 31, 2014
ASSETS
Current assets:
Cash and cash equivalents	$1,336,325	$1,086,701
Accounts receivable, less allowance for doubtful accounts of $24,693 - 2015 and $25,010 - 2014	826,363	2,280,469
Costs incurred on uncompleted contracts, in excess of progress billings	2,008,244	5,258,002
Inventories- raw materials	134,812	293,326
Income taxes receivable	--	8,062
Current deferred taxes	826,697	991,096
Other current assets	538,253	461,245
Total current assets	5,670,694	10,378,901
Property, plant and equipment, net	5,610,041	6,489,212
Other noncurrent assets, net	45,490	105,395
Total assets	$11,326,225	$16,973,508

LIABILITIES AND STOCKHOLDERS’ EQUITY:
Current liabilities:
Accounts payable	$1,526,123	$2,888,385
Accrued expenses	1,665,658	3,893,028
Trade notes payable	138,237	--
Deferred revenues	1,211,506	1,461,689
Short-term debt	2,250,000	--
Current portion of long-term debt	933,651	4,169,771
Total current liabilities	7,725,175	12,412,873
Long-term debt, including capital leases	2,485,858	38,071
Noncurrent deferred taxes	826,697	991,096

Stockholders’ Equity:
Preferred stock- par value $.0001 per share, 10,000,000 shares authorized, of which 9,890,980 are designated as Series A Preferred Stock, with
1,927,508 and 2,477,508 shares issued and outstanding at March 31, 2015 and 2014, respectively
(liquidation preference of $549,340 and $706,090 at March 31, 2015 and 2014, respectively)	524,210	644,110
Common stock -par value $.0001 per share, 90,000,000 shares authorized,
24,669,958 shares issued and outstanding, at March 31, 2015
and 23,951,004 issued and outstanding, at March 31, 2014	2,467	2,395
Additional paid in capital	6,487,589	6,105,211
Accumulated other comprehensive loss	23,561	(55,097)
Accumulated deficit	(6,749,332)	(3,165,151)
Total stockholders’ equity	288,495	3,531,468
Total liabilities and stockholders’ equity	$11,326,225	$16,973,508

TECHPRECISION CORPORATION CONSOLIDATED STATEMENTS OF CASH FLOWS

	Years Ended March 31,
	2015	2014
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(3,584,181)	$(7,095,391)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	839,508	893,592
Loss on sale of equipment	81,340	882
Stock based compensation expense	262,550	362,962
Amortization deferred loan costs	269,840	59,836
Provision for contract losses	(790,790)	2,988,931
Changes in operating assets and liabilities:
Accounts receivable	1,454,153	2,056,509
Costs incurred on uncompleted contracts, in excess of progress billings	3,249,758	(959,709)
Inventories – raw materials	158,513	62,220
Other current assets	45,702	1,059,350
Taxes receivable	8,062	365,968
Other noncurrent assets	61,354	(105,395)
Accounts payable	(1,224,025)	357,115
Accrued expenses	(1,358,070)	(818,858)
Accrued taxes payable	--	(232,624)
Deferred revenues	(250,183)	1,207,223
Net cash (used in) provided by operating activities	(776,469)	202,611

CASH FLOWS FROM INVESTING ACTIVITIES
Proceeds from sale of fixed assets	12,500	--
Purchases of property, plant and equipment	(54,099)	(64,895)
Net cash used in investing activities	(41,599)	(64,895)

CASH FLOWS FROM FINANCING ACTIVITIES
Deferred loan costs	(393,998)	--
Borrowings of short-term debt	6,400,000	--
Repayment of long-term debt	(4,938,333)	(2,126,935)
Net cash provided by (used in) financing activities	1,067,669	(2,126,935)
Effect of exchange rate on cash and cash equivalents	23	544
Net increase (decrease) in cash and cash equivalents	249,624	(1,988,675)
Cash and cash equivalents, beginning of period	1,086,701	3,075,376
Cash and cash equivalents, end of period	$1,336,325	$1,086,701